FORM OF
RESTRICTED SHARE UNIT AWARD AGREEMENT
UNDER THE FORTRESS INVESTMENT GROUP LLC
2007 OMNIBUS EQUITY INCENTIVE PLAN

This Award Agreement (this ‘‘RSU Award Agreement’’), dated as of                 , 2007 (the ‘‘Date of Grant’’), is made by and between FIG LLC, a Delaware limited liability company (the ‘‘Company’’), and                      (the ‘‘Participant’’). Capitalized terms not defined herein shall have the meaning ascribed to them in the Fortress Investment Group LLC 2007 Omnibus Equity Incentive Plan (the ‘‘Plan’’). Where the context permits, references to the Company shall include any successor to the Company.

1.    Grant of Restricted Share Units. The Company hereby grants to the Participant                      restricted share units (the ‘‘RSUs’’), subject to all of the terms and conditions of this RSU Award Agreement and the Plan.

2.    Form of Payment. Except as otherwise provided in the Plan, each RSU granted hereunder shall represent the right to receive [one (1)] Share[s] [upon [date] following the date such RSU becomes vested and nonforfeitable in accordance with the vesting schedule set forth in Exhibit A hereto][no later than the [six (6)] month anniversary of the date such RSU becomes vested and nonforfeitable in accordance with the vesting schedule set forth in Exhibit A hereto].

3.    Restrictions.

(a)    The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered and shall be subject to a risk of forfeiture as described in Section 3(c) until the lapse of the Restricted Period (as defined below) and any additional requirements or restrictions contained in this RSU Award Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

(b)    Unless the Restricted Period is previously terminated in accordance with Section 3(c), the Shares subject to the RSUs shall become issuable hereunder (provided, that such issuance is otherwise in accordance with federal and state securities laws) in accordance with the vesting schedule set forth in Exhibit A hereto (the ‘‘Restricted Period’’).

(c)    Except as otherwise provided under the terms of the Plan, or in the vesting schedule attached hereto, if Participant’s employment is terminated for any reason (the ‘‘Termination’’), then this RSU Award Agreement shall terminate and all rights of the Participant with respect to RSUs that have not vested shall immediately terminate. Except as otherwise provided under the terms of the Plan or in the vesting schedule attached hereto, the RSUs that are subject to restrictions upon the date of Termination shall be forfeited without payment of any consideration, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs.

4.    Voting and Other Rights. Participant shall have no rights of a shareholder (including the right to distributions or dividends) until Shares are issued following vesting of Participant’s RSUs; provided, that with respect to the period commencing on the date an RSU becomes vested and ending on the date the Shares subject to such RSU are issued pursuant to this agreement, Participant shall be entitled to receive an amount equal to the product of (i) the number of Shares to be delivered as a result of such vesting, and (ii) the amount of cash distributed with respect to an outstanding Share during such period. No interest or other earnings will be credited with respect to such payment.

5.    RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

6.    No Rights to Continuation of Employment. Nothing in the Plan or this RSU Award Agreement shall confer upon Participant any right to continue in the employ of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) to terminate Participant’s employment any time for any reason whatsoever, with or without cause.

7.    Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld or to satisfy any applicable payroll deductions with respect to the payment of any RSU.

8.    Section 409A Compliance. Notwithstanding anything to the contrary contained in this RSU Award Agreement, to the extent that the Board determines that the Plan or the RSU is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Board reserves the right (without any obligation to do so) to amend or terminate the Plan and/or amend, restructure, terminate or replace the RSU in order to cause the RSU to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

9.    Governing Law. This RSU Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

10.    RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon Participant and upon Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

11.    No Assignment. Notwithstanding anything to the contrary in this RSU Award Agreement, neither this RSU Award Agreement nor any rights granted herein shall be assignable by Participant.

12.    Necessary Acts. Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

13.    Severability. Should any provision of this RSU Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

14.    Entire RSU Award Agreement. This RSU Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

15.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

16.    Counterparts. This RSU Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

17.    Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

FIG LLC

By

Print Name:

Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing RSU Award Agreement.

PARTICIPANT

Signature

Print Name:

Address:

EXHIBIT A

[insert vesting schedule]

Except as otherwise set forth in the vesting schedule above, all RSUs shall accelerate upon Participant’s termination of employment without cause within the one (1) year period following a Change of Control. For purposes of this RSU Award Agreement, ‘‘Change of Control’’ means the occurrence of any of the following events:

(1) any Person or any group of Persons acting together which would constitute a ‘‘group’’ for purposes of Section 13(d) of the Securities and Exchange Act of 1934, or any successor provisions thereto, excluding any group of Persons, which, if it includes any Original Partner or any of his Affiliates, includes all Original Partners then employed by the Company or any of its Affiliates, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the date of the consummation of the initial public offering of Class A Shares, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of the consummation of the initial public offering of Class A Shares or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); or

(3) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (i) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (ii) all of the Persons who were the respective Beneficial Owners of the voting securities of the Company immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation; or

(4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly, or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (2) and clause (3)(i) above, a ‘‘Change of Control’’ shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions if, immediately following such transaction or transactions, the record holders of the shares of the Company immediately prior to such transaction or series of related transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of related transactions.

With respect to the definition of Change of Control, ‘‘Person’’ shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.